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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-224366-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.20% Notes due 2048	$300,000,000	$37,350

(1)
Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement on Form S-3 (file No. 333-224366-01), which was filed on April 20, 2018.

PROSPECTUS SUPPLEMENT (To Prospectus Dated April 20, 2018)

Arizona Public Service Company

$300,000,000 4.20% Notes due 2048

        This is an offering by Arizona Public Service Company of $300,000,000 of its 4.20% Notes due 2048, referred to in this prospectus supplement as the "notes." Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2019. The notes will mature on August 15, 2048. We may redeem some or all of the notes at any time at the applicable redemption price described under the caption "Description Of The Notes—Optional Redemption" in this prospectus supplement. The notes do not have sinking fund provisions. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or quotation system.

        The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

        Investing in the notes involves risks. See "Risk Factors" on page S-5 of this prospectus supplement, which refers you to the risks described under "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total Notes

Initial public offering price(1)	99.290%	$297,870,000

Underwriting discounts and commissions	0.875%	$2,625,000

Proceeds, before expenses, to Arizona Public Service Company	98.415%	$295,245,000

(1)
Plus accrued interest, if any, from August 9, 2018 to the date of delivery, if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August 9, 2018.

Joint Book-Running Managers

BNY Mellon Capital	J.P. Morgan	PNC Capital	RBC Capital	TD Securities
Markets, LLC		Markets LLC	Markets

The date of this prospectus supplement is August 7, 2018.

        This prospectus supplement, the accompanying prospectus and any related free writing prospectus required that we file with the Securities and Exchange Commission (the "SEC") contain and incorporate by reference information that you should consider when making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, the notes if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC, regardless of the time of delivery of any document or of any sale of the notes. If anyone provides you with different or inconsistent information, you should not rely on it. Our business, financial condition, results of operations and prospects may have changed since the date on any document.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the notes. If the description of the offering varies between this prospectus supplement and the accompanying prospectus (or information incorporated by reference into this prospectus supplement or the accompanying prospectus), you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about Pinnacle West Capital Corporation and its securities, which information does not apply to the notes. We are a wholly owned subsidiary of Pinnacle West Capital Corporation. The notes are solely our obligations and not obligations of Pinnacle West Capital Corporation. Pinnacle West Capital Corporation is not guaranteeing or providing any credit support for the notes. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled "Where You Can Find More Information."

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our parent company, Pinnacle West Capital Corporation, with the SEC using a "shelf" registration process as a "well-known seasoned issuer." Under the shelf registration process, we may, from time to time, issue and sell to the public any of our unsecured debt securities described in the accompanying prospectus, including the notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. We describe the documents that we incorporate by reference under the caption "Where You Can Find More Information" in this prospectus supplement, including in particular the information referred to under "Risk Factors" in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement to "we," "our" and "us" refer to Arizona Public Service Company and, unless the context requires otherwise, its subsidiaries.

 Arizona Public Service Company

        We were incorporated in 1920 under the laws of the State of Arizona and are a wholly owned subsidiary of Pinnacle West Capital Corporation ("Pinnacle West"). We are a vertically integrated electric utility that provides either retail or wholesale electric service to most of the State of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. We currently have approximately 1.2 million customers. Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999, and our telephone number is 602-250-1000.

The Offering

Issuer	Arizona Public Service Company.
Securities Offered	$300,000,000 of 4.20% Notes due 2048.
Maturity	August 15, 2048.
Interest Rate	4.20% per annum.
Interest Payment Dates	February 15 and August 15 of each year, beginning February 15, 2019 (and including the date of maturity).
Record Date for Interest Payments	The record date for interest payments on the notes will be February 1 for the February 15 interest payment date and August 1 for the August 15 interest payment date.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to repay short-term indebtedness consisting of commercial paper borrowings temporarily incurred to (i) fund the mandatory tender purchase, at par, of our indebtedness related to the $32 million principal amount Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project), 2009 Series C due May 1, 2029 (ii) fund the repayment at maturity of our $50 million term loan agreement, dated as of June 26, 2015 and (iii) fund capital expenditures. Until we use the net proceeds for the purpose above, we may temporarily invest the net proceeds in highly liquid short-term investments such as institutional money market funds, deposit the net proceeds with banks or temporarily utilize the proceeds in our business. See "Use Of Proceeds" in this prospectus supplement.
Optional Redemption
As described under the caption "Description Of The Notes—Optional Redemption," all or a portion of the notes may be redeemed at our option at any time or from time to time on at least 10 days' but not more than 60 days' notice before the redemption date. The redemption price for any notes to be redeemed on any redemption date prior to February 15, 2048 (which is defined as the Par Call Date under "Description Of The Notes—Optional Redemption" in this prospectus supplement) will be equal to the greater of (a) 100% of the principal amount of the notes being redeemed on the redemption date and (b) the applicable make-whole price, plus, in each case, accrued and unpaid interest thereon to the redemption date as described under "Description Of The Notes—Optional Redemption" in this prospectus supplement. The redemption price for any notes to be redeemed on or after the Par Call Date will be equal to 100% of the principal amount of the notes being redeemed on the redemption date, plus accrued and unpaid interest thereon to the redemption date.
Ranking
The notes will be our unsecured senior obligations, will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding and will be effectively subordinated to any secured indebtedness we may issue or incur in the future. As of June 30, 2018, we had approximately $5.0 billion aggregate principal amount of unsecured senior indebtedness outstanding.

Covenants	The notes will be subject to the limitation on liens covenant described under the caption "Description Of The Notes—Limitation on Liens" in this prospectus supplement. However, this covenant is subject to a number of important exceptions and qualifications, including an exception permitting secured debt in an amount that does not exceed 10% of Tangible Assets (as defined in that description), which, at June 30, 2018, was approximately $1.7 billion. As of June 30, 2018, we had no outstanding secured debt.
Form of Notes
The notes will be represented by one or more global securities to be deposited with the trustee as custodian for The Depository Trust Company ("DTC") in a minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof.
Trustee	The Bank of New York Mellon Trust Company, N.A. See "Description Of The Notes—Regarding the Trustee" in this prospectus supplement.
Risk Factors
Your investment in the notes involves risks. You should carefully consider the information referred to under the caption "Risk Factors" and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including information under the caption "Forward-Looking Statements," before deciding whether to purchase the notes.

 Selected Financial Data

        We are providing the following selected financial data to assist you in analyzing an investment in the notes. We derived the selected financial data presented below for each of the three years in the period ended December 31, 2017 from our annual financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The following selected financial data as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 is unaudited, but, in the judgment of our management, contains all necessary adjustments for a fair presentation of our financial position on that date and the results of operations for that period. The information below should be read in conjunction with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Form 10-K") and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018 as well as in our financial statements, related notes and other financial or statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement. These selected financial data do not necessarily indicate the results to be expected in the future. See also page S-7 for a description of the historical ratios of our earnings to fixed charges for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 and for the six months ended June 30, 2018 and 2017.

	Six Months Ended June 30,		Year Ended December 31,
(All dollar figures in thousands, except footnotes)	2018	2017	2017	2016	2015
Operating Revenues(1)	$1,663,969	$1,620,995	$3,557,652	$3,498,090	$3,494,900

Net Income Attributable to Common Shareholder	$187,423	$192,270	$504,309	$462,141	$450,274

	As of June 30, 2018	As Adjusted(2)
Long-term Debt (less current maturities)(3)	$3,893,042	$4,193,042
Current Maturities of Long-term Debt	600,000	600,000
Total Equity(4)	5,412,930	5,412,930

Total Capitalization	$9,905,972	$10,205,972

(1)
Certain prior period amounts have been immaterially adjusted to reflect a presentation change in our condensed consolidated statements of income from a utility ratemaking format to a commercial format. See Note 1 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018.

(2)
As adjusted for the issuance of the notes and the application of the net proceeds thereof. See "Use Of Proceeds" in this prospectus supplement.

(3)
Includes unamortized debt discount/premium and debt issuance costs of approximately $33.1 million.

(4)
Includes noncontrolling interests of approximately $127 million.

RISK FACTORS

        See the discussions of risk factors contained in the accompanying prospectus and Part I, Item 1A of the 2017 Form 10-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in the notes.

        An investment in the notes involves a significant degree of risk. Before investing in the notes, you should carefully consider the discussion of those risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption "Forward-Looking Statements" in this prospectus supplement. Although we try to discuss material risks in these risk factors and other information, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect our business, financial condition, cash flows or operating results.

FORWARD-LOOKING STATEMENTS

        The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as "estimate," "predict," "may," "believe," "plan," "expect," "require," "intend," "assume," "project" and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. These factors include, but are not limited to:

  •
  our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels;

  •
  variations in demand for electricity, including those due to weather, seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation;

  •
  power plant and transmission system performance and outages;

  •
  competition in retail and wholesale power markets;

  •
  regulatory and judicial decisions, developments and proceedings;

  •
  new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets;

  •
  fuel and water supply availability;

  •
  our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investment;

  •
  our ability to meet renewable energy and energy efficiency mandates and recover related costs;

  •
  risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

  •
  current and future economic conditions in Arizona, including in real estate markets;

  •
  the development of new technologies which may affect electric sales or delivery;

  •
  the cost of debt and equity capital and the ability to access capital markets when required;

  •
  environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions;

  •
  volatile fuel and purchased power costs;

  •
  the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

  •
  the liquidity of wholesale power markets and the use of derivative contracts in our business;

  •
  potential shortfalls in insurance coverage;

  •
  new accounting requirements or new interpretations of existing requirements;

  •
  generation, transmission and distribution facility and system conditions and operating costs;

  •
  the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region;

  •
  the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and

  •
  restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission orders.

        These and other factors are discussed in the risk factors described in Part I, Item 1A of the 2017 Form 10-K, which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

        We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports and other information with the SEC under File No. 1-4473. Our SEC filings are available to the public over the Internet at the SEC's website: http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's public reference room, which is located at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on Pinnacle West's website at http://www.pinnaclewest.com. The information on Pinnacle West's website is not part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

        We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding, in each case, information deemed furnished and not filed, until all of the notes offered by this prospectus supplement are sold.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018; and

  •
  Current Reports on Form 8-K filed on January 9, 2018, February 22, 2018 and July 12, 2018.

        These documents contain important information about us and our finances.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following address:

    Arizona Public Service Company
    Office of the Secretary
    Station 8602
    P.O. Box 53999
    Phoenix, Arizona 85072-3999
    (602) 250-4400
    www.pinnaclewest.com

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes, after deducting underwriting discounts and commissions but before deducting estimated offering expenses, will be approximately $295.2 million. We intend to use the net proceeds from the sale of the notes to repay short-term indebtedness consisting of commercial paper borrowings temporarily incurred to (i) fund the mandatory tender purchase, at par, of our indebtedness related to the $32 million principal amount Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project), 2009 Series C due May 1, 2029, (ii) fund the repayment at maturity of our $50 million term loan agreement, dated as of June 26, 2015 and (iii) fund capital expenditures. On August 6, 2018, our commercial paper borrowings were outstanding in the amount of approximately $418 million at a weighted average annual interest rate of 2.13%. Until we use the net proceeds for the purpose above, we may temporarily invest the net proceeds in highly liquid short-term investments such as institutional money market funds, deposit the net proceeds with banks or temporarily utilize the proceeds in our business.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of our earnings to fixed charges for each of the indicated periods:

Six Months Ended June 30,		Year Ended December 31,
2018	2017	2017	2016	2015	2014	2013
2.98	3.66	4.47	4.35	4.49	4.22	4.30

        For the purposes of computing our ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of income (loss) from continuing operations before income taxes and fixed charges. "Fixed charges" represent interest expense, the amortization of debt discount, premium and issuance expense and the interest portion of rentals.

DESCRIPTION OF THE NOTES

        The notes will be issued as a separate series of debt securities under the indenture dated as of January 15, 1998, between us and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. The following description of specific terms of the notes supplements the description of the general terms and provisions of the debt securities in the accompanying prospectus under the caption "Description Of APS Unsecured Debt Securities." Because this is a summary, it does not contain all the information that may be important to you.

General

        The terms of the notes are set forth below:

  •
  Title:  4.20% Notes due 2048.

  •
  Total principal amount being issued:  $300,000,000.

  •
  Maturity date:  August 15, 2048.

  •
  Interest rate:  4.20% per annum.

  •
  Date interest starts accruing:  August 9, 2018.

  •
  Interest payment dates:  February 15 and August 15 of each year (including the date of maturity). In the event that any interest payment date is not a business day, then payment of interest will be made on the succeeding business day without any interest or other payment in respect of such delay.

  •
  First interest payment date:  February 15, 2019.

  •
  Regular record dates for interest payment dates:  February 1 for the February 15 interest payment date and August 1 for the August 15 interest payment date.

  •
  Computation of interest:  On the basis of a 360-day year of twelve 30-day months.

  •
  Form of notes:  The notes will be represented by one or more global securities in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. We will deposit each global security with the trustee as custodian for DTC. See "Description Of APS Unsecured Debt Securities—Global Securities" in the accompanying prospectus. We may allow exchange of each global security for registered notes and transfer of each global security to a person other than DTC in additional circumstances that we agree to other than those described under that caption.

  •
  Sinking fund:  The notes will not be subject to any sinking fund.

        The notes will constitute a separate series of our unsecured senior debt securities under the indenture relating to the notes. The notes will be our unsecured senior obligations, will rank equally in right of payment with all of our existing and future senior unsecured indebtedness, will be senior to any future subordinated indebtedness and will be effectively subordinated to any secured indebtedness we may issue or incur in the future. As of June 30, 2018, we had no outstanding secured indebtedness. The limitation on liens covenant described under the caption "—Limitation on Liens" below will limit our ability to create liens on our operating property to secure indebtedness. However, this covenant is subject to a number of important exceptions and qualifications, including an exception permitting secured indebtedness in an amount that does not exceed 10% of Tangible Assets (as defined therein), which, at June 30, 2018, was approximately $1.7 billion. The prospectus that accompanies this prospectus supplement further describes our debt securities under the caption "Description Of APS Unsecured Debt Securities."

        As of June 30, 2018, we had approximately $5.0 billion of senior unsecured debt outstanding, of which approximately $4.3 billion was outstanding under the indenture relating to the notes.

Additional Notes

        We may from time to time, without notice to, or the consent of, the then existing registered holders of the notes, create and issue additional notes equal in rank and having the same maturity, payment terms, redemption features, and other terms as the notes, except for the issue date of the additional notes, the public offering price of the additional notes, the payment of interest accruing prior to the issue date of the additional notes and (under some circumstances) the first payment of interest following the issue date of the additional notes, but we will not issue such additional notes unless the additional notes are fungible with the previously issued notes for U.S. federal income tax purposes or are issued with a separate CUSIP number. These additional notes may be consolidated and form a single series with the notes.

Optional Redemption

        All or a portion of the notes may be redeemed at our option at any time or from time to time. The redemption price for any notes to be redeemed on any redemption date prior to the Par Call Date (as defined below) will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the notes being redeemed on the redemption date; or

  •
  the sum of the present values of the remaining scheduled payments of principal of and interest on the notes being redeemed on that redemption date that would be due if such notes matured on the Par Call Date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below), plus 20 basis points, as determined by a Reference Treasury Dealer (as defined below) appointed by us for such purpose;

plus, in each case, accrued and unpaid interest on the notes being redeemed to the redemption date. The redemption price for any notes to be redeemed on any redemption date on or after the Par Call Date will be equal to 100% of the principal amount of the notes being redeemed on the redemption date plus accrued and unpaid interest on the notes being redeemed to the redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the related indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The trustee shall have no obligation to calculate the redemption price.

        If less than all of the notes are to be redeemed, the notes to be redeemed will be selected in accordance with the procedures of DTC. However, the unredeemed portion of the principal amount of any note must be in an authorized denomination.

        We will deliver notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. However, in the case of any notes being redeemed prior to the Par Call Date, we will not know the exact redemption price until three business days before the redemption date. Therefore, the related notice of redemption will only describe how the redemption price will be calculated. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        "Adjusted Treasury Rate" means, with respect to any applicable redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by a Reference Treasury Dealer appointed by us for such purpose as having a maturity comparable to the remaining term of the notes to be redeemed (assuming for this purpose that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming for this purpose that such notes matured on the Par Call Date).

        "Comparable Treasury Price" means, with respect to any applicable redemption date, (A) if we obtain three or more Reference Treasury Dealer Quotations (as defined below), the average of such Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (B) if we obtain two such Reference Treasury Dealer Quotations, the average of such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Par Call Date" means February 15, 2048.

        "Primary Treasury Dealer" means a primary U.S. Government securities dealer in the United States.

        "Reference Treasury Dealer" means (A) each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, a Primary Treasury Dealer selected by BNY Mellon Capital Markets, LLC and a Primary Treasury Dealer selected by PNC Capital Markets LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any applicable redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Defeasance

        The provisions described in the accompanying prospectus under the caption "Description Of APS Unsecured Debt Securities—Defeasance and Covenant Defeasance" are applicable to the notes.

Limitation on Liens

        So long as any of the notes are outstanding, we will not issue, assume, guarantee or permit to exist any Debt (as defined below) secured by any mortgage, security interest, pledge, or lien (a "Mortgage") of or upon any of our Operating Property (as defined below), whether owned at the date that the notes are issued or subsequently acquired, without effectively securing the notes (together with, if we so determine, any other indebtedness or obligations of us ranking senior to, or equally with, the notes) equally and ratably with such Debt (but only so long as that Debt is so secured). This restriction will not apply to Debt secured by any of the following:

  (1)
  Mortgages on any property existing at the time of acquisition of such property (which Mortgages may also extend to subsequent repairs, alterations and improvements to that property);

  (2)
  Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or at the time of a sale, lease, or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to us;

  (3)
  Mortgages on property to secure all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving such property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Mortgages are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development, or substantial repair, alteration, or improvement;

  (4)
  Mortgages in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving our property;

  (5)
  Mortgages to compensate the trustee as provided in the indenture relating to the notes; or

  (6)
  any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), but the principal amount of Debt secured by such Mortgages and not otherwise authorized by said clauses (1) to (5) may not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

        We may issue, assume, or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions that we describe above in connection with our existing sale and leaseback transactions relating to Unit 2 of the Palo Verde Nuclear Generating Station, including but not limited to Mortgages on the leased interests in Unit 2 of the Palo Verde Nuclear Generating Station and related rights if we reacquire ownership in any of those interests or acquire any of the equity or owner participants' interests in the trusts that hold title to such leased interests, whether or not we also directly assume the Sale Leaseback Obligation Bonds (as defined below), and Mortgages on our interests in the trusts that hold title to such leased interests and related rights in the event that we acquire any of the equity or owner participants' interests in such trusts pursuant to a "special transfer" under the Unit 2 sale and leaseback transactions. In addition, we may issue, assume, or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions that we describe above up to an aggregate principal amount that, together with the principal amount of all of our other Debt secured by such Mortgages, does not at the time exceed ten percent (10%) of Tangible Assets (as defined below).

        The following terms have the following meanings:

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with generally accepted accounting principles, excluding in any case any interest of us as lessee under any lease.

        "Sale Leaseback Obligation Bonds" means any bonds issued in connection with the sale and leaseback transactions in respect of Unit 2 of the Palo Verde Nuclear Generating Station and any refinancing or refunding of any of these obligations.

        "Tangible Assets" means the amount shown as total assets on our most recent balance sheet, less: (i) intangible assets, including, but without limitation, goodwill, trademarks, trade names and patents and (ii) appropriate adjustments, if any, on account of minority interests. However, if, subsequent to the date of our most recent balance sheet, we acquire any property, whether by acquisition (including by way of capital lease) from a third party, through merger or consolidation, through construction, development, or substantial repair, alteration or improvement of property, or by any other means, and such property is or becomes subject to any Mortgage securing Debt, we may prepare a pro forma balance sheet to include the value of such property in any calculation of Tangible Assets hereunder. Subject to the foregoing, Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the indenture relating to the notes. It or its affiliate, The Bank of New York Mellon, is also the trustee under various other indentures covering securities issued or that may be issued by us or our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price, which is the first price at which a substantial amount of the notes is sold to investors, excluding sales to the underwriters or to similar persons acting in the capacity of placement agents or wholesalers. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances (including holders that are directly or indirectly related to us), or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire their notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of the notes and U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar or that hold notes through a non-U.S. broker or other non-U.S. intermediary. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of a note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors.

        We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

        If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

U.S. Holders

  Interest

        If the notes are issued at a discount from their stated redemption price at maturity, it is expected that any such discount will be less than the statutorily defined de minimis amount. Accordingly, interest on a note will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

  Sale, Exchange or Other Taxable Disposition of a Note

        Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Interest" above. A U.S. holder's adjusted tax basis in a note will generally be such holder's cost for the note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

  Medicare Tax on Unearned Income

        Certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income" or "undistributed net investment income" (as applicable), which may include all or a portion of their interest on the notes and net gains upon a disposition of the notes. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of the notes.

  Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. holder is an exempt recipient such as a corporation and, if requested, demonstrates this fact. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 24%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

  Payments of Interest

        Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of interest on a note received or accrued by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:

  •
  does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

  •
  is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 881(c)(3)(C) of the Code;

  •
  is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

  •
  satisfies the certification requirements described below.

        The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.

        A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

  •
  the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net basis; or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

        A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional "branch profits tax," which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

        To claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty is generally made on IRS Form W-8BEN or IRS Form W-8BEN-E.

        In general, non-U.S. holders will be required to periodically update their forms.

  Sale, Exchange or Other Taxable Disposition of a Note

        Subject to the discussions below concerning backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

        Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder that is described in clause (a) above will be subject to U.S. federal income tax on a net basis with respect to gain that is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business and such a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above. Except to the extent that an applicable income tax treaty otherwise provides, an individual non-U.S. holder who is described in clause (b) above will be subject to a flat 30% tax on gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

  Information Reporting and Backup Withholding

        Payments of interest to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

  FATCA

        Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (commonly referred to as "FATCA") generally impose a U.S. federal withholding tax of 30% on payments of interest on the notes and, for dispositions occurring after December 31, 2018, the gross proceeds, including the return of principal, from a disposition, including a redemption, of notes paid to certain foreign entities unless various information reporting and other requirements are satisfied. This would generally apply in the case of debt obligations held through intermediaries who do not agree to satisfy such requirements or are not deemed to be compliant with the requirements of FATCA pursuant to an intergovernmental agreement or otherwise. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA. Prospective purchasers of the notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

UNDERWRITING

General

        BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as the representatives of the underwriters and as joint book-running managers. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us, and we have agreed to sell to them, severally, the principal amount of notes shown opposite its respective name below:

Underwriters	Principal Amount of Notes
BNY Mellon Capital Markets, LLC	$60,000,000
J.P. Morgan Securities LLC	60,000,000
PNC Capital Markets LLC	60,000,000
RBC Capital Markets, LLC	60,000,000
TD Securities (USA) LLC	60,000,000

Total	$300,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are several and not joint and are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

        The underwriters propose to offer the notes directly to the public at the public offering price presented on the cover page of this prospectus supplement and may offer the notes to selected dealers, which may include the underwriters, at the public offering price less a selling concession not in excess of 0.50% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and other selling terms.

        The following table summarizes the underwriting discounts and commissions to be paid to the underwriters by us (expressed as a percentage of the principal amount of the notes). The underwriting discount is the difference between the offering price and the amount the underwriters pay to purchase the notes from us.

Paid by Arizona Public Service Company
Per Note	0.875%

        The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to be quoted on any quotation system. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        In order to facilitate this offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $713,000.

        The underwriters and/or their affiliates have performed investment banking, commercial banking and/or advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses. Affiliates of the underwriters are lenders to us and/or our affiliates under our credit facilities. The underwriters and/or their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. BNY Mellon Capital Markets, LLC, one of the underwriters, is an affiliate of the trustee under the indenture relating to the notes.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.

Notice to Prospective Canadian Investors

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPERTS

        The consolidated financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, and the related consolidated financial statement schedule incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Arizona Public Service Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing therein. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Certain legal matters with respect to the offering of the notes described in this prospectus supplement will be passed upon for us by Jeffrey B. Guldner, our Executive Vice President, Public Policy & General Counsel, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Mr. Guldner is regularly employed by us, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. In giving his opinion, Mr. Guldner may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

Prospectus

        PINNACLE WEST CAPITAL CORPORATION

Unsecured Debt Securities
Preferred Stock
Common Stock

ARIZONA PUBLIC SERVICE COMPANY

Unsecured Debt Securities

        We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities.

        See "Risk Factors" beginning on page 3 of this prospectus where we describe certain factors you should consider in making an investment decision.

        Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.

        Pinnacle West's common stock is listed on the New York Stock Exchange under the symbol "PNW." Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is April 20, 2018

RISK FACTORS

        We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the "SEC"). These reports are incorporated by reference in this prospectus. See "Where You Can Find More Information." We describe an additional risk of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement.

        In addition to the general risks that we describe in our SEC reports, you should consider the following additional risk before investing in our securities.

Risk Factors Relating to Unsecured Debt Securities

You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.

        An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.

The unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future indebtedness and other obligations of Pinnacle West Capital Corporation's subsidiaries.

        The unsecured debt securities issued by Pinnacle West Capital Corporation will be general, unsecured senior obligations of Pinnacle West Capital Corporation only and will rank equal in right of payment with all of Pinnacle West Capital Corporation's other existing and future unsecured senior indebtedness from time to time outstanding. As a result, the unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to Pinnacle West Capital Corporation's existing and future secured indebtedness to the extent of the value of the related collateral securing that indebtedness.

        The ability of Pinnacle West Capital Corporation to meet its financial obligations under its unsecured debt securities, and cash needs generally, is dependent on its operating cash flow (which, in turn, is dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, Pinnacle West Capital Corporation), its ability to access the short-term and long-term debt and equity capital markets, and its bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose certain restrictions on the ability of its subsidiaries to transfer funds to Pinnacle West Capital Corporation, including in the form of cash dividends, loans or advances or other distributions. The unsecured debt securities of Pinnacle West Capital Corporation will not be obligations of or guaranteed by any of Pinnacle West Capital Corporation's subsidiaries. As a result, the unsecured debt securities of Pinnacle West Capital Corporation will be structurally subordinated to any existing and future indebtedness and other obligations of Pinnacle West Capital Corporation's subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The unsecured debt securities of Pinnacle West Capital Corporation do not restrict Pinnacle West Capital Corporation or its subsidiaries from incurring additional indebtedness, including secured indebtedness.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock and common stock that may be offered by Pinnacle West Capital Corporation ("Pinnacle West") and the unsecured debt securities that may be offered by Arizona Public Service Company ("APS") collectively as the "securities."

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. See "Where You Can Find More Information." We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement, and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such as "estimate," "predict," "may," "believe," "plan," "expect," "require," "intend," "assume," "project" and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. In addition to the Risk Factors described above, these factors include, but are not limited to:

  •
  our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels;

  •
  variations in demand for electricity, including those due to weather, seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation;

  •
  power plant and transmission system performance and outages;

  •
  competition in retail and wholesale power markets;

  •
  regulatory and judicial decisions, developments and proceedings;

  •
  new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets;

  •
  fuel and water supply availability;

  •
  our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investment;

  •
  our ability to meet renewable energy and energy efficiency mandates and recover related costs;

  •
  risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

  •
  current and future economic conditions in Arizona, including in real estate markets;

  •
  the development of new technologies which may affect electric sales or delivery;

  •
  the cost of debt and equity capital and the ability to access capital markets when required;

  •
  environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions;

  •
  volatile fuel and purchased power costs;

  •
  the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

  •
  the liquidity of wholesale power markets and the use of derivative contracts in our business;

  •
  potential shortfalls in insurance coverage;

  •
  new accounting requirements or new interpretations of existing requirements;

  •
  generation, transmission and distribution facility and system conditions and operating costs;

  •
  the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region;

  •
  the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and

  •
  restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission ("ACC") orders.

        We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website: http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's public reference room, at

100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on Pinnacle West's website at http://www.pinnaclewest.com. The information on Pinnacle West's website is not part of this prospectus, any prospectus supplement or any pricing supplement.

Incorporation by Reference

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.

Pinnacle West Capital Corporation:

  •
  Pinnacle West Capital Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  Pinnacle West Capital Corporation's Current Reports on Form 8-K filed January 9, 2018, February 20, 2018 and February 22, 2018; and

  •
  The description of Pinnacle West's common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Pinnacle West's Current Report on Form 8-K filed with the SEC on June 20, 2017.

Arizona Public Service Company:

  •
  Arizona Public Service Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

  •
  Arizona Public Service Company's Current Reports on Form 8-K filed January 9, 2018 and February 22, 2018.

        These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:

Pinnacle West Capital Corporation Office of the Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-4400	Arizona Public Service Company Office of the Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-4400
Or online at www.pinnaclewest.com.

THE COMPANIES

        Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona.

        The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, PO Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, acquisitions, stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. Unless otherwise stated in the prospectus supplement accompanying this prospectus, APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities, to fund working capital and/or to repay or refund other outstanding long-term or short-term debt. Any specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.

GENERAL DESCRIPTION OF THE SECURITIES

        Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:

  •
  its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of its preferred stock;

  •
  shares of its common stock; or

  •
  any combination of these securities.

        APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.

        Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue unsecured debt securities and/or shares of preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES

General

        The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as "debt securities." When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

        We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

        The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:

  •
  an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon

    (formerly known as The Bank of New York), as trustee, and us, in the case of senior debt securities; or

  •
  an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of subordinated debt securities.

        Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.

        We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the "Indenture" and the description of the "Indenture" in this section apply to both Indentures, unless otherwise noted.

        You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

  •
  title of the debt securities;

  •
  the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the date on which the debt securities mature;

  •
  the interest rate;

  •
  when the interest on the debt securities accrues and is payable;

  •
  the record dates for the payment of interest;

  •
  places where principal, premium, or interest will be payable;

  •
  periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

  •
  any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

  •
  denominations and multiples at which debt securities will be issued if other than $1,000;

  •
  any index or formula from which the amount of principal or any premium or interest may be determined;

  •
  any allowance for alternative currencies and determination of value;

  •
  whether the debt securities are defeasible under the terms of the Indenture;

  •
  whether we are issuing the debt securities as global securities;

  •
  any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

  •
  any addition to or change in the covenants in the Indenture; and

  •
  any other terms.

        We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

        Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

        Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Subordination

        The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers' certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.

        The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:

  •
  the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

  •
  the maturity of any senior debt has been accelerated because of a default.

        The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:

  •
  dissolution;

  •
  winding up;

  •
  liquidation;

  •
  reorganization, whether voluntary or involuntary;

  •
  bankruptcy;

  •
  insolvency;

  •
  receivership; or

  •
  any other proceedings.

        The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:

  •
  all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

  •
  all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

  •
  all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

        However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.

        The Indenture does not limit the aggregate amount of senior debt that we may issue.

Form, Exchange, and Transfer

        Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

        The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

        A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

        If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

  •
  issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may not:

  •
  consolidate with or merge into any other entity;

  •
  convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

  •
  permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

  •
  the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  other conditions are met.

        Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

        Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

  •
  our failure to pay principal of or any premium on any debt security of that series when due;

  •
  our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

  •
  our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  •
  bankruptcy, insolvency, or reorganization events involving us; and

  •
  any other event of default for that series described in the applicable prospectus supplement.

        If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

        If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

        The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  such direction shall not be in conflict with law or the Indenture;

  •
  the trustee may take any other action not inconsistent with such direction; and

  •
  subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

        No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

  •
  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

        The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

        We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

        In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

        In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

  •
  a default in the payment of principal, premium, or interest; and

  •
  a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

  •
  the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

  •
  if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for in the debt security; and

  •
  the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

        If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

        Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

        We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

  Defeasance and Discharge

        We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

  •
  will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

  •
  will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

  Defeasance of Covenants

        We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

        The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

  •
  an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

  •
  any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

        We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

        As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

  •
  be entitled to have the global security or debt securities registered in their names;

  •
  receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

  •
  be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

        We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as "Participants," and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK

        Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock.

        The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the "statement of preferred stock designations"), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.

General

        Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of April 20, 2018, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the "ABCA"). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see "Description of Pinnacle West Common Stock—Certain Anti-takeover Effects."

        Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

  •
  whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

  •
  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

  •
  whether the shares of the series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to the series; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

        Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

        Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.

        If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

        The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.

        Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:

  •
  increase or decrease the aggregate number of authorized shares of the class;

  •
  effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

  •
  effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

  •
  change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

  •
  change the shares of all or part of the class into a different number of shares of the same class;

  •
  create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  •
  increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  •
  limit or deny an existing preemptive right of all or part of the class; and

  •
  cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

        If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.

        Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:

  •
  a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters' rights for that voting group; and

  •
  in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

        Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.

Miscellaneous

        The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.

        When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

        The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF PINNACLE WEST COMMON STOCK

        Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.

Authorized Shares

        Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock. Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.

Dividends

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS's ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Voting Rights

        Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Liquidation Rights

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights or Assessments

        Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

        Computershare Trust Company, N. A. is the transfer agent and registrar for the common stock.

Preferred Stock

        Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us. See also "Description of Pinnacle West Preferred Stock" above.

Certain Anti-takeover Effects

        General.    Certain provisions of our articles of incorporation, our bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of our articles, bylaws and Arizona law set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and Arizona law.

        Business Combinations.    Arizona law and our bylaws restrict a wide range of transactions (collectively, "business combinations") between us or, in certain cases, one of our subsidiaries, and an interested shareholder. An "interested shareholder" is:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

  •
  any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines "business combinations" to include, with certain exceptions:

  •
  mergers, consolidations and share exchanges with an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

  •
  the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

  •
  the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

  •
  corporate actions, such as stock splits and stock dividends, and other transactions, in each case resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

  •
  the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

        Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the "share acquisition date"), unless either the business combination or the interested shareholder's acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder's share acquisition date.

        In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:

  •
  the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

  •
  the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

  •
  the business combination satisfies specified price and other requirements.

        Anti-Greenmail Provisions.    Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:

  •
  holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

  •
  we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

        Control Share Acquisition Statute.    Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than or equal to 50%; or (iii) more than 50%. Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.

        Special Meetings of Shareholders.    Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who hold in the aggregate at least 25% of the voting power of the outstanding capital stock of Pinnacle West ("Special Meeting Requesting Shareholders"). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws. A request for a special meeting made by Special Meeting Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by our Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) our Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and our Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.

        Election and Removal of Directors.    Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.

        Our bylaws provide that any director or the entire Board of Directors may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of directors.

        Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast "withheld" for his or her election than "for" such election must tender his or her resignation to the Corporate Governance Committee of our Board of Directors for consideration. The Corporate Governance Committee will evaluate the director's tendered resignation, taking into account the best interest of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.

        Our bylaws grant our Board of Directors the exclusive power to increase the size of our Board of Directors. Any such increase in the size of our Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of our Board of Directors as comprised immediately before such increase.

        Shareholder Proposals and Director Nominations.    A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws. With respect to director nominations at an annual meeting not included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that we mailed our proxy statement for the prior year's annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year's annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year's annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.

        A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

        Amendment to Articles of Incorporation and Bylaws.    Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation's articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:

  •
  a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters' rights for that voting group; and

  •
  in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

        The Board of Directors may amend or repeal the corporation's bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation's shareholders may amend or repeal the corporation's bylaws even though they may also be amended or repealed by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors then in office or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.

        Issuance of Additional Shares.    Our Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings "Authorized Shares" and "Preferred Stock."

DESCRIPTION OF APS UNSECURED DEBT SECURITIES

General

        The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as "debt securities." When we use the terms "we," "us," "our," and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

        We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

        The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, and us.

        We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.

        You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

  •
  title of the debt securities;

  •
  the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the date on which the debt securities mature;

  •
  the interest rate;

  •
  when the interest on the debt securities accrues and is payable;

  •
  the record dates for the payment of interest;

  •
  places where principal, premium, or interest will be payable;

  •
  periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

  •
  any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

  •
  denominations and multiples at which debt securities will be issued if other than $1,000;

  •
  any index or formula from which the amount of principal or any premium or interest may be determined;

  •
  any allowance for alternative currencies and determination of value;

  •
  whether the debt securities are defeasible under the terms of the Indenture;

  •
  whether we are issuing the debt securities as global securities;

  •
  any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

  •
  any addition to or change in the covenants in the Indenture; and

  •
  any other terms.

        We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

        We must obtain the approval of the ACC before incurring long-term debt. An ACC order dated February 6, 2013 allows us to have approximately $5.1 billion in principal amount of long-term debt outstanding at any one time, subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.

        Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

        Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Form, Exchange, and Transfer

        Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

        The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

        A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

        If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

  •
  issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may not:

  •
  consolidate with or merge into any other entity;

  •
  convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

  •
  permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

  •
  the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  other conditions are met.

        Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

        Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

  •
  our failure to pay principal of or any premium on any debt security of that series when due;

  •
  our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

  •
  our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  •
  bankruptcy, insolvency, or reorganization events involving us; and

  •
  any other event of default for that series described in the applicable prospectus supplement.

        If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

        If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

        The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  such direction shall not be in conflict with law or the Indenture;

  •
  the trustee may take any other action not inconsistent with such direction; and

  •
  subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

        No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

  •
  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

        We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

        In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

        In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

  •
  a default in the payment of principal, premium, or interest; and

  •
  a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

  •
  the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

  •
  if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

  •
  the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

        If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

        Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

        We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

        Defeasance and Discharge.    We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

  •
  will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

  •
  will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

        Defeasance of Covenants.    We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

        The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

  •
  an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

  •
  any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

        We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

        As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

  •
  be entitled to have the global security or debt securities registered in their names;

  •
  receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

  •
  be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

        We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the Indenture relating to the senior debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

EXPERTS

        The consolidated financial statements of Pinnacle West Capital Corporation and the related financial statement schedules, incorporated in this prospectus by reference from Pinnacle West Capital Corporation's Annual Report on Form 10-K, and the effectiveness of Pinnacle West Capital Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Arizona Public Service Company and the related financial statement schedule, incorporated in this prospectus by reference from Arizona Public Service

Company's Annual Report on Form 10-K, and the effectiveness of Arizona Public Service Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        The validity of the offered securities will be passed upon for Pinnacle West and APS by Jeffrey B. Guldner, Executive Vice President, Public Policy and General Counsel of Pinnacle West and APS. Mr. Guldner is regularly employed by Pinnacle West and APS, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, will pass on certain legal matters with respect to the offered securities for any underwriters. Jeffrey B. Guldner may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

Arizona Public Service Company

$300,000,000 4.20% Notes due 2048

PROSPECTUS SUPPLEMENT

BNY Mellon Capital Markets, LLC	J.P. Morgan	PNC Capital Markets LLC	RBC Capital Markets	TD Securities

August 7, 2018